Exhibit 99.1

ATP Announces Annual Financials and 2007 Record Results

HOUSTON--(BUSINESS WIRE)--ATP Oil & Gas Corporation (NASDAQ:ATPG) today announced annual and fourth quarter 2007 results which include record revenues, record production and record reserves.

Highlights include:

-- $599.3 million of 2007 oil and gas revenue, a 45% increase over previous year, of which 48% was derived from oil and condensate;
-- Annual net income available to common shareholders of $48.6 million;
-- Annual production increase of 26%;
-- Pre-tax PV-10 of $3.5 billion of proved reserves, with an estimated 63% of future revenues from oil and condensate sales (see non-GAAP reconciliation toward the end of this press release);
-- 119.3 MMBoe (715.6 Bcfe) of proved reserves, a 12% increase over previous year;
-- 41.3 MMBoe (247.8 Bcfe) of proved developed reserves, a 16% increase over previous year;
-- 6.7 MMBoe (40.4 Bcfe) net upward proved reserve revisions

Results of Operations

Oil and gas production increased 26% to 10.7 MMBoe (64.0 Bcfe) for 2007, compared to 8.5 MMBoe (50.9 Bcfe) for 2006. Oil and gas production increased 31% to 3.4 MMBoe (20.2 Bcfe) in the fourth quarter 2007, compared to 2.5 MMBoe (15.4 Bcfe) for the fourth quarter 2006.

Revenue from oil and gas production totaled $599.3 million for 2007, compared to $414.2 million for 2006. Revenue from oil and gas production totaled $205.7 million for the fourth quarter 2007, compared to $127.2 million for the fourth quarter 2006.

ATP recorded net income available to common shareholders of $48.6 million or $1.58 per basic and $1.55 per diluted share for 2007, compared to a net loss available to common shareholders of $39.3 million or $1.33 per basic and $1.33 per diluted share for 2006. ATP recorded net income available to common shareholders of $12.7 million or $0.39 per basic and $0.38 per diluted share for the fourth quarter 2007, compared to a net loss available to common shareholders of $37.0 million or $1.24 per basic and $1.24 per diluted share for the fourth quarter 2006.

Net income available to common shareholders for the fourth quarter 2007 was impacted by three non-recurring items research analysts typically exclude from their published estimates, including impairment of oil and gas properties of $24.5 million, loss on abandonment of $18.3 million and revenues from insurance of $7.0 million related to loss of production income insurance claims realized. Accordingly, net income before these three nonrecurring items, a non-GAAP measure, in the fourth quarter 2007 was $48.5 million or $1.47 per basic and $1.45 per diluted share. For the same metric in 2007, ATP recorded $93.0 million or $3.02 per basic and $2.97 per diluted share. A non-GAAP reconciliation is provided near the end of this press release.

ATP's selected operating statistics and financial information, included within this press release, contain additional information on the company’s activities for annual and fourth quarter 2007 and the comparable periods in 2006.

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Selected Operating Statistics

Production
Natural gas (MMcf)	10,742	8,844	37,013	31,224
Gulf of Mexico	6,478	5,031	24,926	19,195
North Sea	4,264	3,813	12,087	12,029

Oil and condensate (MBbls)	1,572	1,091	4,498	3,273
Gulf of Mexico	1,564	1,086	4,475	3,250
North Sea	7	5	23	23

Natural gas equivalents (MMcfe)	20,172	15,392	64,002	50,860
Gulf of Mexico	15,864	11,545	51,776	38,696
North Sea	4,308	3,846	12,225	12,164

Average Prices (includes effect of cash flow hedges)
Natural gas (per Mcf)	$8.65	$8.29	$8.39	$7.57
Gulf of Mexico	8.51	7.90	8.30	7.59
North Sea	8.87	8.80	8.57	7.35
Oil and condensate (per Bbl)	71.74	49.28	64.20	54.25
Natural gas, oil and condensate (per Mcfe)	10.20	8.26	9.36	8.14

Other Expenses, per Mcfe
Lease operating expense (per Mcfe)	$1.46	$1.15	$1.43	$1.42
Gulf of Mexico	1.44	0.97	1.41	1.42
North Sea	1.52	1.69	1.55	1.45
Depreciation, depletion and amortization (DD&A)	4.35	3.52	3.87	3.34
Gulf of Mexico	3.87	3.35	3.57	3.27
North Sea	6.12	4.01	5.12	3.53

Selected Financial Data
(In Thousands, Except Per Share Data)

Oil and gas revenues, including settled derivatives (1)	$205,684	$127,075	$599,250	$414,072
Net income (loss)	12,740	(20,147)	48,620	6,877
Preferred dividends	-	(16,885)	-	(46,225)
Net income (loss) available to common shareholders	12,740	(37,032)	48,620	(39,348)

Net income (loss) per common share
Basic	$0.39	$(1.24)	$1.58	$(1.33)
Diluted	$0.38	$(1.24)	$1.55	$(1.33)

Weighted average number of common shares outstanding
Basic	32,967	29,841	30,793	29,693
Diluted	33,472	30,911	31,301	30,402

(1) See oil and gas revenue reconciliation toward the end of this press release.

4th Quarter 2007 Conference Call

ATP management will host a conference call on Monday, March 3 at 10:00 am central time to discuss the company’s year-end results followed by a Q&A session.

4th Quarter and Year-End 2007 Conference Call

Date: Monday, March 3, 2008

Time: 11:00 am ET; 10:00 am CT; 9:00 am MT and 8:00 am PT

ATP invites interested persons to listen to the Internet webcast on the company’s website, www.atpog.com, linking through the Investor Info page and the Conference Calls link. Phone participants should dial (877) 723-9511. A digital replay of the conference call will be available at (888) 203-1112, ID number 4514680, for a period of 24 hours beginning at 1:00 pm CT, and the webcast will be archived for 30 business days at www.atpog.com.

About ATP Oil & Gas

ATP Oil & Gas is focused on development and production of natural gas and oil in the Gulf of Mexico and the North Sea. The company trades publicly as ATPG on the NASDAQ Global Select Market. For more information about ATP Oil & Gas Corporation, visit www.atpog.com.

Forward-looking Statements

Certain statements included in this news release are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. ATP cautions that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from those ATP expects include changes in natural gas and oil prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as ATP’s ability to access them, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business. More information about the risks and uncertainties relating to ATP’s forward-looking statements are found in the company’s SEC filings.

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	December 31,
	2007	2006
Assets

Current assets:
Cash and cash equivalents	$199,449	$182,592
Restricted cash	13,981	27,497
Accounts receivable (net of allowance of $382 and $409)	127,891	105,030
Deferred tax asset	84,110	1,113
Derivative asset	1,286	1,170
Other current assets	15,934	9,931
Total current assets	442,651	327,333

Oil and gas properties:
Oil and gas properties (using the successful efforts method of accounting)	2,556,938	1,539,352
Less: Accumulated depletion, impairment and amortization	(726,358)	(443,707)
Oil and gas properties, net	1,830,580	1,095,645

Furniture and fixtures, net	860	1,079
Derivative asset	673	-
Deferred financing costs, net	19,873	13,272
Other assets, net	12,496	9,729
Total assets	$2,307,133	$1,447,058

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable and accruals	$270,557	$195,846
Current maturities of long-term debt	12,165	8,987
Current maturities of long-term capital lease	-	23,699
Asset retirement obligation	28,194	21,297
Derivative liability	11,335	-
Other current liabilities	23,512	-
Total current liabilities	345,763	249,829

Long-term debt	1,391,846	1,062,454
Asset retirement obligation	158,577	87,092
Deferred tax liability	85,256	11,765
Derivative liability	13,242	-
Other liabilities	2,583	-
Total liabilities	1,997,267	1,411,140

Shareholders' equity:
Preferred stock: $0.001 par value	-	-
Common stock: $0.001 par value	36	30
Additional paid-in capital	388,250	151,467
Accumulated deficit	(92,061)	(140,681)
Accumulated other comprehensive income	14,552	26,013
Treasury stock, at cost	(911)	(911)
Total shareholders' equity	309,866	35,918
Total liabilities and shareholders' equity	$2,307,133	$1,447,058

CONSOLIDATED INCOME STATEMENTS
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

Oil and gas production	$205,684	$127,230	$599,324	$414,182
Other revenues	7,013	5,639	8,611	5,639
Total revenues	212,697	132,869	607,935	419,821

Costs, operating expenses and other:
Lease operating	29,367	17,646	91,693	72,446
Exploration	621	63	13,756	2,231
General and administrative	9,068	9,813	32,018	32,976
Depreciation, depletion and amortization	87,749	54,159	247,378	169,704
Impairment of oil and gas properties	24,544	7,760	34,342	19,520
Accretion of asset retirement obligation	3,098	2,603	12,117	8,076
Loss on abandonment	18,270	5,748	18,649	9,603
Other, net	(1,637)	(7)	(3,706)	(7)
Total costs, operating expenses and other	171,080	97,785	446,247	314,549
Income from operations	41,617	35,084	161,688	105,272

Other income (expense):
Interest income	1,656	1,375	7,603	4,532
Interest expense	(33,761)	(19,969)	(121,302)	(58,018)
Loss on extinguishment of debt	-	(28,115)	-	(28,115)
Total other expense	(32,105)	(46,709)	(113,699)	(81,601)

Income (loss) before income taxes	9,512	(11,625)	47,989	23,671
Income tax benefit (expense):
Current	(353)	1,508	1,179	(2,528)
Deferred	3,581	(10,030)	(548)	(14,266)
Total	3,228	(8,522)	631	(16,794)

Net income	12,740	(20,147)	48,620	6,877

Preferred dividends	-	(16,885)	-	(46,225)

Net income (loss) available to common shareholders	$12,740	$(37,032)	$48,620	$(39,348)

Net income (loss) per common share:
Basic	$0.39	$(1.24)	$1.58	$(1.33)
Diluted	$0.38	$(1.24)	$1.55	$(1.33)

Weighted average common shares outstanding:
Basic	32,967	29,841	30,793	29,693
Diluted	33,472	30,911	31,301	30,402

CONSOLIDATED CASH FLOW DATA
(In Thousands)

	Year Ended
	December 31,
	2007	2006

Cash flows from operating activities:
Net income	$48,620	$6,877
Adjustments to operating activities	335,237	259,444
Changes in assets and liabilities	(54,469)	(7,807)
Net cash provided by operating activities	329,388	258,514

Cash flows from investing activities:
Additions to oil and gas properties	(849,491)	(577,012)
Proceeds from disposition of assets	650	-
Additions to furniture and fixtures	(348)	(381)
(Increase) decrease in restricted cash	14,096	(13,290)
Net cash used in investing activities	(835,093)	(590,683)

Cash flows from financing activities:
Proceeds from long-term debt	574,500	728,500
Principal payments of long-term debt	(244,287)	(4,435)
Deferred financing costs	(14,148)	(24,551)
Issuance of preferred stock, net of related costs	-	145,463
Issuance of common stock, net of related costs	226,706	-
Redemption of preferred stock	-	(381,083)
Principal payments of capital lease	(23,950)	(20,869)
Exercise of stock options	2,974	4,966
Net cash provided by financing activities	521,795	447,991

Effect of exchange rate changes on cash	767	1,204

Net increase in cash and cash equivalents	16,857	117,026
Cash and cash equivalents, beginning of period	182,592	65,566

Cash and cash equivalents, end of period	$199,449	$182,592

Reconciliation of PV-10 to Standardized Measure
(In thousands)

Net present value of future net cash flows, before income taxes, or PV-10	$3,497,262
Future income taxes, discounted at 10%	(857,295)
Standardized measure of discounted future net cash flows	$2,639,967

Note: PV-10 is not a substitute for the standardized measure. Our PV-10 measure and the standardized measure of discounted future net cash flows do not purport to present the fair value of our natural gas and oil reserves. We include it herein because we believe analysts typically use this measure to compare companies in the oil and gas industry.
Pro Forma Net Income Before Significant Nonrecurring Items
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income (loss) available to common shareholders	$12,740	$(37,032)	$48,620	$(39,348)
Insurance recoveries	(7,013)	(5,639)	(8,611)	(5,639)
Impairment of oil and gas properties	24,544	7,760	34,342	19,520
Loss on debt extinguishment	-	28,115	-	28,115
Loss on abandonment	18,270	5,748	18,649	9,603
Pro forma net income (loss) available to common shareholders before significant non-recurring items	$48,541	$(1,048)	$93,000	$12,251

Pro forma net income (loss) per common share:
Basic	$1.47	$(0.04)	$3.02	$0.41
Diluted	$1.45	$(0.03)	$2.97	$0.40

Weighted average number of common shares outstanding:
Basic	32,967	29,841	30,793	29,693
Diluted	33,472	30,911	31,301	30,402
Revenue Reconcilation
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

Oil and gas revenues, including the effects of settled derivatives	$205,684	$127,075	$599,250	$414,072
Hedging ineffectiveness	-	155	74	110
Revenues from oil and gas production per income statements	$205,684	$127,230	$599,324	$414,182

CONTACT:
ATP Oil & Gas Corporation, Houston
T. Paul Bulmahn, 713-622-3311
Chairman and President
or
Albert L. Reese Jr., 713-622-3311
Chief Financial Officer
www.atpog.com